UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2022

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on September 20, 2022, EQT Corporation (EQT) entered into an Underwriting Agreement with RBC Capital Markets, LLC, Mizuho Securities USA LLC and PNC Capital Markets LLC, as representatives of the several underwriters named in Schedule 1 thereto, relating to the offer and sale (the Offering) of $500 million in aggregate principal amount of EQT’s 5.678% Senior Notes due 2025 (the 2025 Notes) and $500 million in aggregate principal amount of EQT’s 5.700% Senior Notes due 2028 (the 2028 Notes and, together with the 2025 Notes, the Notes). Legal opinions related to the Notes are filed herewith as Exhibits 5.1 and 5.2.

On October 4, 2022, EQT completed the Offering. The 2025 Notes were issued pursuant to an Indenture, dated as of March 18, 2008 (the Base Indenture), as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008 (the Second Supplemental Indenture), and as further supplemented by a Fourteenth Supplemental Indenture, dated as of October 4, 2022 (the Fourteenth Supplemental Indenture), in each case between EQT (or its predecessor) and The Bank of New York Mellon, as trustee (the Trustee). The 2028 Notes were issued pursuant to the Base Indenture, as supplemented by the Second Supplemental Indenture, and as further supplemented by a Fifteenth Supplemental Indenture, dated as of October 4, 2022 (the Fifteenth Supplemental Indenture), between EQT (or its predecessor) and the Trustee.

The 2025 Notes will mature on October 1, 2025 and accrue interest at a rate of 5.678% per annum. The 2028 Notes will mature on April 1, 2028 and accrue interest at a rate of 5.700% per annum. Interest on the Notes will be paid semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2023.

The Base Indenture, as supplemented by the Second Supplemental Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture (collectively, the Indenture), contains covenants that limit EQT’s ability to, among other things and subject to certain significant exceptions, incur certain debt secured by liens and engage in certain sale and leaseback transactions, and limit EQT’s ability to enter into certain consolidations, mergers or sales other than for cash or leases of its assets substantially as an entirety to another entity or to purchase the assets of another entity substantially as an entirety.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture, the Fourteenth Supplemental Indenture, the form of the 2025 Notes, the Fifteenth Supplemental Indenture and the form of the 2028 Notes, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 18, 2008, between EQT Corporation, as successor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).

4.2	Second Supplemental Indenture, dated as of June 30, 2008, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).

4.3	Fourteenth Supplemental Indenture, dated as of October 4, 2022, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 2025 Notes were issued.

4.4	Form of EQT Corporation’s 5.678% Senior Notes due 2025 (included in Exhibit 4.3 hereto).

4.5	Fifteenth Supplemental Indenture, dated as of October 4, 2022, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 2028 Notes were issued.

4.6	Form of EQT Corporation’s 5.700% Senior Notes due 2028 (included in Exhibit 4.5 hereto).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: October 4, 2022	By:	/s/ David M. Khani
	Name:	David M. Khani
	Title:	Chief Financial Officer